SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                  FORM SB-2

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933


                        NEW ENGLAND ACQUISITIONS, INC.
                (Name of small business Issuer in its charter)


          Florida                   6799                   65-1102237

      (State or other    (Primary Standard Industrial   (I.R.S. Employer
      jurisdiction of     Classification Code Number)  Identification No.)
                               incorporation or
                                organization)


           5 Ridge Road, Cos Cob, CT 06807            203-622-1848

         (Address and Telephone Number of Principal Executive Offices
                       and Principal Place of Business)


                                  Gary Cella
                                 5 Ridge Road
                              Cos Cob, CT 06807
                                 203-622-1848
          (Name, Address and Telephone Number of Agent for Service)


                                  Copies to:
                          Jonathan B. Reisman, Esq.
                          Reisman & Associates, P.A.
                             6975 NW 62nd Terrace
                           Parkland, Florida 33067

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 9

                                  Prospectus

                        New England Acquisitions, Inc.

During 2001, we sold 7,500 shares of our common stock in our initial public offering at $2.00 per share. All of the proceeds have been deposited in an escrow account.

In March 2002, we entered into an Asset and Rights Purchase Agreement with ADM Tronics Unlimited, Inc. to purchase from ADM Tronics certain rights to an ethnic shave cream, a burn lotion and a medical device designed to treat a condition known as tinnitus. The terms of the agreement and the nature of the products and rights are more fully described later in this prospectus.

Each purchaser of the 7,500 shares has 20 business days from the date of this prospectus to notify us in writing that the purchaser elects to remain an investor. The transaction with ADM Tronics will not be consummated unless the purchasers of at least 7,000 of those shares confirm their investments to us. Purchasers who do not confirm their investment within the 20 day period will receive a refund of their purchase price plus interest. If we receive confirmation from the purchasers of at least 7,000 shares and we consummate the transaction with ADM Tronics, the funds not returned to non-confirming purchasers will be released to us from the escrow account and certificates representing shares of our common stock will be delivered to the confirming purchasers.

This prospectus also relates to 200,000 shares of our common stock which may be offered and sold from time to time by selling stockholders. We will not receive any proceeds from the shares sold by the selling stockholders. The selling stockholders may sell their shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution, at an initial public offering price of $2.00 per share. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account and to end their offering within six months after it begins.

There has never been and may never be a public market for our common stock.

An investment in the shares involves substantial risks and is highly speculative. See "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is ___________, 2002

In making a decision whether to confirm your investment or to buy our common stock, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any different or other information. The information in this prospectus may only be accurate on the date of this prospectus.

                              PROSPECTUS SUMMARY

You should read the entire prospectus carefully before making an investment decision. In this prospectus, references to "we", "us" and "our" refer to New England Acquisitions, Inc.

Our proposed business

Subject to the satisfaction of the requirements of Rule 419 under the Securities Act of 1933, we intend to purchase from ADM Tronics Unlimited, Inc. certain rights to an ethnic shave cream, a burn lotion and a medical device designed to treat a condition known as tinnitus. We cannot assure you that if we consummate the purchase we will be successful in marketing any of the products.

Corporate information

We are a Florida corporation formed on April 18, 2001. Our executive offices are located at 5 Ridge Road, Cos Cob, CT 06807 and our telephone number is 203-622-1848.

Applicable Requirements of Rule 419

All 7,500 shares issued in connection with our initial public offering and the gross proceeds from the offering have been deposited into an escrow account. Although we were entitled to have 10% of the proceeds released to us, we chose to allow all the funds to remain in the escrow account. The deposited proceeds and any interest or dividends are being held for the sole benefit of the purchasers of the shares. We are required to file an amendment to our registration statement with the SEC when we sign an acquisition agreement for which the fair value of the net assets to be acquired represents at least 80 percent of the maximum offering proceeds. We have filed the amendment of which this prospectus is a part. Within five business days after the effective date of the amendment, we will send to each purchaser of the 7,500 shares a copy of this prospectus. Each purchaser will have 20 business days from the date of this prospectus to notify us in writing that the purchaser elects to remain an investor. The transaction with ADM Tronics will be consummated if a purchasers holding at least 7,000 shares confirm their investments. If we receive confirmation from the purchasers of at least 7,000 shares and we consummate the transaction with ADM Tronics, the funds not returned to non-confirming purchasers will be released to us from the escrow account and certificates representing shares of our common stock will be delivered to the confirming purchasers. If a requisite acquisition has not occurred prior to March 28, 2003, all funds then held in the escrow account will be returned to the purchasers.

The Selling Stockholders' Offering

Common Stock to be offered              200,000 shares.
by the selling stockholders

Commencement of selling Stockholders'
offering                                Shortly after funds are released to us
                                        from the escrow account.


We do not believe that Rule 419 applies to the selling stockholders' offering

Summary Financial Information

The following table is a summary of our balance sheet and should be read in conjunction with Management's Plan of Operation, the financial statements and the notes to the financial statements which are contained elsewhere in this prospectus.

                          BALANCE SHEET

                         March 31, 2002

TOTAL ASSETS               $15,100

STOCKHOLDERS' DEFICIT      $(12,434)


RISK FACTORS


An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

Because we have no operating history and neither of our officers has had any prior experience in the management of a company marketing the type of products we intend to acquire form ADM Tronics , there is no basis on which you can evaluate our proposed business and prospects. We were incorporated in April 2001 and have never had any operations. We are the first blank check company in which either of our officers has ever been involved.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to remain in existence or market the products which we propose to acquire, in either of which cases, purchasers who confirm their investment can expect to lose all of their investment. In addition to marketing expenses, we will incur legal and accounting expenses to comply with our reporting obligations to the SEC as well as operating expenses. If we fail to pay the required annual fees to the state of Florida, we will be dissolved and cease to exist. If we consummate the transaction with ADM Tronics, we anticipate that our the funds released to us from the escrow account will be sufficient to meet our anticipated capital requirements for less than six months. We intend to obtain additional capital primarily through the private sale of equity securities to be issued by us. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced; stockholders may experience dilution; and those securities may have rights, preferences or privileges senior to those of the rights of the holders of our common stock. We cannot assure you that additional financing will be available on terms favorable to us, if at all. Since our sale of 7,500 shares, we have not yet offered any securities for sale other then to ADM Tronics in connection with our proposed acquisition. We cannot assure you that we will be able to sell any securities on terms acceptable to us, if at all.

We do not have a feasibility study, independent analysis or current market survey in connection with the products we intend to acquire. Feasibility studies, analyses and surveys are widely used to give a fuller and more useful view of a target company or products. Because we have not obtained any of them, we may not be aware of many very important facts and circumstances concerning the products that we intend to acquire.

Although ADM Tronics has had the products that we intend to acquire from it for a considerable length of time, ADM Tronics has made only limited sales of those products. If we are to be successful, we will have to make significant sales of at least one of the products.

Because our officers and directors hold similar positions in other blank check companies, conflicts of interest that may arise may not be resolved in our favor. Conflicts may arise in such important matters as selecting an entity to acquire and allocation of expenses.

Although our financial statements have been prepared assuming that we will continue as a going concern, we are not now a going concern and if we fail to become a going concern, purchasers who confirm their investment can expect to lose the full amount of their investment. The report of our independent auditor refers to the uncertainty of our becoming a going concern.

RISKS RELATED TO THIS OFFERING

If the shares are released to you from the escrow account and a viable public market for them does not develop, you will not be able to easily sell your shares, if at all. There has not been and may never be a public market for our shares and we cannot assure you that a public market will ever develop. We cannot predict the extent, if any, to which investor interest in our company will lead to the development of a viable trading market in our shares.

The large number of shares eligible for public sale after this offering can be expected to adversely affect the prices that will prevail in the trading market, if one develops. We have registered 200,000 shares for resale by our management and we have verbally agreed to register all of their other shares upon their request after funds are released to us from the escrow account. Sales of significant amounts of our shares in the public market or the perception that such sales will occur, can materially adversely affect the market price of the shares or our ability to raise capital through future offerings of equity securities.

FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are "forward-looking statements." These forward-looking statements include statements about:

        - our ability to make an acquisition

        - our capital needs

        - the competitiveness of the business in our industry

        - our strategies

        - other statements that are not historical facts

When used in this prospectus, the words "anticipate", "believe", "expect", "estimate", "intend" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:

        - changes in general economic and business conditions

        - actions of our competitors

        - the time and expense involved in development activities

        - changes in our business strategies

        - other factors discussed in the "a significant acquisition becomes probable Risk Factors" section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                               USE OF PROCEEDS

If we receive confirmation from the purchasers of at least 7,000 shares and we consummate the transaction with ADM Tronics, we will receive approximately $14,000 to $15,000 in funds released to us from the escrow account. We intend to use the net proceeds for administrative expenses and the exploitation of the products that we acquire.

Our officers have advanced the expenses of our public offering which amounted to approximately $18,500, including legal fees of $10,000. Our officers have agreed to defer reimbursement of the expenses until the time, if any, that we become a going concern.

Pending use, we intend to invest the funds released to us from the escrow account in one or more of the following:

        - an obligation that constitutes a "deposit", as that term is defined in section 3(l) of the Federal Deposit Insurance Act;

        - securities of a money market mutual fund; or

        - securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                               DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

                        MANAGEMENT'S PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

We have not had any revenues since inception. Our sole objective is to become an operating business.

Our ability to become and continue as a going concern is dependent upon obtaining additional substantial capital. In view of the limited amount of funds available to us, we may exhaust our limited financial resources before locating an acquisition candidate.

If we consummate the transaction with ADM Tronics, subject to the availability of sufficient capital, we intend to aggressively market the products we obtain. Because we have not yet developed the details of a marketing program, we cannot now determine the cost of any marketing program that we may utilize.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of our employees.

                              PROPOSED BUSINESS

AGREEMENTS WITH ADM TRONICS UNLIMITED, INC.

In March 2002, we entered into an Asset and Rights Purchase Agreement with ADM Tronics Unlimited, Inc. to purchase from ADM Tronics certain rights to an ethnic shave cream, a burn lotion and a medical device known as the Aurex-3 which has been designed to treat a condition known as tinnitus. The terms of the agreement and the nature of the products and rights are more fully described below. We are not obligated to consummate the transaction with ADM Tronics unless the purchasers of not less than 7,000 shares purchased in our initial public offering confirm their investments. The purchase price to be paid to ADM Tronics for the sale and transfer of the assets and rights is 150,375 shares of our common stock and the payments described below.

If we acquire the products from ADM Tronics, we will enter into an exclusive manufacturing agreement with ADM Tronics under which ADM Tronics will manufacture the ethnic shave cream, burn lotion and the Aurex-3 for us. ADM Tronics will also maintain raw material supplies and finished goods as necessary and provide oversight and guidance with respect to regulatory requirements regarding the marketing of the products. Under the manufacturing agreement, we have agreed with ADM Tronics that ADM Tronics will be the exclusive manufacturer of the products that we purchase from it as well as all other medical products, topical and cosmetic products which we may acquire and distribute. The price that we will pay to ADM Tronics for products that it manufactures for us will be 120% of ADM Tronics' cost of all raw materials and all supplies and direct labor and an overhead allocation. In addition, we will reimburse ADM Tronics for any tooling or non-recurring engineering services that are required to be secured in support of the manufacturing of our products.

If we acquire the products, we will issue to ADM Tronics 150,375 shares of our common stock and pay ADM Tronics a royalty of 6% of gross sales of the products, less discounts, returns and allowances. We will also pay consulting fees and related expenses for any time expended by ADM Tronics' employees for any services related to the products other than manufacturing activities. The fees and expenses, which we do not expect will be material, will be agreed upon by ADM Tronics and us in advance of any of the services.

THE PRODUCTS

                              ETHNIC SHAVE CREAM

ADM Tronics developed an ethnic shave cream that has an extremely high degree of lubricity. We have been advised by ADM Tronics that, because of its lubricity, the ethnic shave cream allows for very close shaves with reduced nicks, cuts and discomfort. ADM Tronics has also advised us that the ethnic shave cream leaves the skin with an improved feel and softness.

We believe that because of the characteristics of the ethnic shave cream, it is especially well suited for use by men with a debilitating and painful skin condition known as Pseudofolliculitus Barbae, commonly referred to as PFB or razor bumps. Razor bumps are created when the growing beard hairs exit the skin, curl over, and burrow into the adjacent skin. This creates a foreign body reaction resulting in an unsightly "bump." Razor bumps commonly form on
the beard areas of black men and about 15-20% of non-black men.   Black women
also experience the problem on the chin area, in the bikini line and under armpits as a result of waxing or shaving.

More than ten years ago, ADM Tronics conducted limited market research to determine the potential for the ethnic shave cream as an ethnic product. The market research consisted primarily of interviews with 200 black males in Washington, D.C. and New York and the examination and analysis of publicly available statistical information. ADM Tronics spent approximately $60,000 to obtain the market research. Among the findings are the following:

        - Approximately 65% of black males between the ages of 18 and 24 have shaving problems and approximately 50% thereof have severe shaving problems beyond discomfort. Many products then generally available have severe unpleasant odors.

        - Approximately 64% of black males shaved at least three or four times per week.

        - There were then approximately 9,600,000 black males between the ages of 18 and 24.

        - No product with which the ethnic shave cream would compete was a dominant factor in the ethnic shave cream market.

More recent figures from sources that we believe are accurate reveal that there are 35 million black people in the United States comprising approximately 13% of the total population. This population segment is expected to grow nearly twice as fast as the rest of the population over the next fifty years. In 2000, black Americans spent approximately $5.2 billion on personal care products and services, an increase of 6% over the previous year.

Under the Asset and Rights Purchase Agreement, we intend to acquire rights relating to ADM Tronics' ethnic shave cream for sale by us under our own label. We may not sell the ethnic shave cream under any trademarks, trade names or designations used by ADM Tronics. We also intend to acquire rights relating to any other shave creams developed by or to be developed by ADM Tronics or any of its subsidiaries. ADM Tronics may continue to market an ethnic shave cream without limitations to its existing customers. The shave cream marketed to those customers has a different fragrance and less lubricity than does the ethnic shave cream that we intend to purchase from ADM Tronics.

ADM Tronics began selling ethnic shave cream in 1988. Since that time it has realized net sales of approximately $45,000. From January 1, 2000 through April 30, 2002, AM Tronics' existing customers have purchased ethnic shave cream from ADM Tronics for approximately $8,000. Because ADM Tronics is primarily a product developer and manufacturer, it has not actively promoted sales of ethnic shave cream since 1992.

Unless we pay ADM Tronics minimum royalties of (a) $10,000 within one year from date of our acquisition of rights to the ethnic shave cream, (b) an additional $14,000 within two years from that date and (c) additional amounts each following year of not less than 110% of the minimum royalty for the immediately preceding year, ADM Tronics may market ethnic shave creams to others without limitation.

                               THE BURN LOTION

ADM Tronics developed a dermatological lotion in 1988. The lotion is intended to relieve pain and itching associated with burns, sunburns, minor cuts, scrapes, insect bites and skin irritation. The lotion accomplishes its soothing effect by producing an immediate cooling sensation to the skin. The lotion is also a film-former and is capable of covering affected areas with a thin breathable layer of lotion. ADM Tronics believes that the lotion promotes improved healing and moisture retention while, at the same time, allowing permeation of oxygen to the affected area to promote more effective healing. ADM Tronics further believes that the lotion is at least as, if not more effective, than any other generally available non-prescription burn ointment or first-aid cream.

Under the Asset and Rights Purchase Agreement, we intend to acquire rights relating to ADM Tronics' burn lotion for sale by us under our own label. We may not sell the lotion under any trademarks, trade names or designations used by ADM Tronics.

We must pay $25,000 to ADM Tronics in advance of the initiation of production of the burn lotion for ADM Tronics' expenses and establishment of regulatory support and processes for the distribution of the burn lotion by us. If we do not make the payment within one year from the consummation of the transaction with ADM Tronics, we will lose the exclusive rights to the burn lotion.

                                   AUREX-3

In 1997 ADM Tronics developed an electronic device known as the Aurex-3 for the treatment of tinnitus. Tinnitus is a human medical condition which manifests itself in a constant and annoying ringing in the ears.

There are many possible causes for subjective Tinnitus, the noise only the patient can hear. Most of the causes are not serious. Tinnitus can also be a symptom of more serious middle ear problems such as infection, a hole in the eardrum, an accumulation of fluid or stiffening (otosclerosis) of the middle ear bones. Occasionally causes may be due to a head and neck aneurysm or acoustic neuroma. Tinnitus may also be caused by allergy, high or low blood pressure, a tumor, diabetes, thyroid problems, injury to the head or neck, and a variety of prescribed drugs including: anti-inflammatory, antibiotics, sedatives/antidepressants and painkillers.

Most tinnitus comes from damage to the microscopic endings of the hearing nerve in the inner ear. The health of these nerve endings is important for acute hearing, and injury to them brings on hearing loss and tinnitus. Advancing age is generally accompanied by a certain amount of hearing nerve impairment and often tinnitus. Exposure to loud noises is probably the leading cause of tinnitus today.

The Aurex-3 is designed to treat tinnitus through the use of a probe that transmits a vibratory and audio signal. Although significant testing of the Aurex-3 has not been conducted, pre-production and production prototypes were built by ADM Tronics and testing and marketing strategies were developed.

To use the Aurex-3, a pencil like probe is placed in the small indent behind the ear pressing backwards onto the mastoid bone. The device is difficult to use, needing patience, practice and encouragement. Mechanical vibrations are generated by a self-tuned control unit and transmitted through the applicator probe into the mastoid bone. By positioning the probe correctly, the vibrations develop as a deep feeling within the head. The user then alters the frequency and amplitude settings to obtain a complementary, often masking, sensation to the tinnitus. Fine tuning is then introduced whereby complex harmonic frequencies are introduced to create a comforting or soporific feeling. When this point is reached, the tinnitus may be fully masked or if it is heard, it may not be uncomfortable. User patterns will vary, but typical treatments consist of 3 to 5 minutes duration, 3 times a day for the first two weeks. As benefits are realized, the number of treatments may be reduced and the intervals increased.

The Aurex-3 will not benefit all tinnitus sufferers. For example, sufferers of non-noise induced tinnitus may generally not experience any improvement in their symptoms

In May 1998, a Premarket Notification was filed by ADM Tronics with the United States Food and Drug Administration. In August 1998, the United States Patent Office issued a patent with respect to the Aurex-3 and the FDA notified the Company that the Premarket Notification was accepted. Therefore, the Aurex-3 was cleared for marketing in the United States for its intended indication, "The treatment and control of tinnitus."

From August 1998 to November 1999, ADM Tronics finalized manufacturing plans for the Aurex-3. In July 1999, advance orders for Aurex-3 units from distributors and patients. In November 1999, ADM Tronics began to deliver the units. Since that time through April 30, 2002, ADM Tronics' net sales of the Aurex-3 have been approximately $185,000 of which $95,000 represented sales in the United States.

At the end of December 1999, 6 Aurex-3 devices were made available to the Dutch Commission on Tinnitus & Hyperacusis. On December 24, 1999, six participants were examined by the Dutch Commission for their tinnitus and trained in the use of the Aurex-3 by an audiologist and adviser of the group. After a six-week trial period with six participants, the Dutch Commission concluded that no positive results could be reported. Although the Dutch Commission tentatively concluded that the Aurex-3 seldom or never has a positive effect on tinnitus, especially on high frequency tinnitus, it did not exclude the possibility that application of the Aurex-3 on patients with a low tone tinnitus might show better results.

We have been advised by ADM Tronics that it believes that the Dutch Commission's conclusions are flawed primarily because of the small number of participants and the probable selection of participants whose condition could not be improved through the use of the Aurex-3. ADM Tronics has further advised us that, in its experience, if potential users of the Aurex-3 are pre-screened to eliminate those with non-noise induced or variable intensity tinnitus, more than 60% of the users of the Aurex-3 have experienced significant improvement.

Under the Asset and Rights Purchase Agreement, we will acquire the use of all permits, approvals, licenses and authorizations held by ADM Tronics relating to the marketing of the Aurex-3. We will only be permitted to market the Aurex-3 in the United States where our marketing rights will be exclusive except for sales by ADM Tronics' to an existing customer. ADM Tronics' sales to that customer have amounted to approximately $10,000.

In the event that we do not purchase a minimum of 90 Aurex-3 devices from ADM Tronics within one year from the consummation of the transaction with ADM, with the minimum to increase by 10% above the previous year's minimum for each following year, ADM Tronics shall have the right to terminate our exclusivity with respect to the Aurex-3.

                                   MARKETING

We plan to initially utilize a phased communications and distribution strategy to market the ethnic shave cream. We intend to begin with New York City and the Bahamas. New York City has the largest African-American population of cities in the U.S. The Bahamians are predominantly black and, we believe, will constitute a useful and economic test market for the product. In the first phase a communications piece will be developed and mailed, or emailed to personal care retail distribution units throughout the boroughs of Manhattan, Brooklyn, Queens in New York City and the island of New Providence (which includes the city of Nassau) in the Bahamas. Orders will be taken from a website, or by replying to the direct mail campaign. In the second phase, communications will be sent to Philadelphia, Baltimore and Washington, Chicago and Detroit, Houston, Memphis, New Orleans, and, subsequently, Los Angeles. In the third phase, we intend to hire sales person to visit large distributors
to retail stores.   Our estimated initial expenditures are $50,000 for the
design and development of our website and its maintenance for the first year, $2,000 for the purchase of lists, and $15,000 for the development, production and distribution of hard copy and offline mail messages.

We also plan to use a phased communications and distribution strategy to market the Aurex-3. In the first phase, a communications piece will be developed and mailed, or emailed to hearing aid distribution units in the U.S.. Orders can be made from a website, or by replying to the direct mail campaign. In the second phase, we intend to hire a sales person to visit large distributors. Our estimated initial expenditures are $50,000 for the design and development of our website and its maintenance for the first year, and $15,000 for the development, production and distribution of hard copy and offline mail messages.

We do not have any immediate plans to market the burn lotion.

We cannot begin our marketing efforts unless we obtain additional capital. We cannot assure you that we can obtain the capital on terms acceptable to us, if at all, or that our marketing efforts will be successful.

COMPETITION

We expect to encounter intense competition in our effort to market the products that we obtain from ADM Tronics. Substantially all our competitors will have significantly greater experience, resources and managerial capabilities than we do.

EMPLOYEES

We have no employees other than our executive officers. To the extent we have sufficient capital, we expect to use consultants, attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees.

FACILITIES

Our President has agreed to provide office space to us at no charge for at least one year from the date of this prospectus.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following sets forth certain information with respect to our executive officers and directors. Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.

-------------------         ---       ---------------------------------
Name                        Age       Positions
-------------------         ---       ---------------------------------
Gary Cella                  44        President, Treasurer and Director

Jonathan B. Reisman         59        Secretary and Director
-------------------         ---       ---------------------------------

Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Officers are elected annually by the Board of Directors. Any of our officers may be removed with or without cause at any time by our Board of Directors.

Messrs Cella and Reisman, who are our founders, have held their positions with us since our inception.

Mr. Cella has been a self-employed marketing and sales consultant for more than five years. Mr. Cella's consulting services to his clients have included advice on marketing, advertising, product and market expansion and sources of capital. Mr. Cella has been a Vice President, Secretary, Treasurer and a member of the Board of Directors of Accelerated Globalization, Inc., a development stage company, since November 2000. Accelerated seeks to provide strategic business solutions to small and middle sized companies that are seeking to expand their markets to other portions of the world.

Mr. Reisman practices law with and has been the President of Reisman & Associates, P.A. for more than five years.

Both Messrs. Cella and Reisman will only devote a small portion of their time to us. They intend to communicate periodically, primarily by telephone, to discuss our affairs and to review our operations. Any conflicts of interest that arise affecting Messrs. Cella and Reisman and us will be resolved by them in a manner which they deem will be fair. You may not agree with their determination. If you have any doubt about the abilities or integrity of Messrs. Cella and Reisman, you should not confirm your investment.

EXECUTIVE COMPENSATION

We have no agreements relating to compensation with either of Messrs. Cella or Reisman, including consulting agreements. The compensation of our executive officers will be determined by our Board of Directors.

           PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933

We are subject to the requirements of Rule 419 which, as applicable to us, are summarized below:

ESCROW ACCOUNT

        All shares issued in connection with this offering and the gross proceeds from the initial public offering must be deposited promptly into an escrow account. Although $1,500 of the proceeds deposited in the escrow account could have been released to us, we chose to retain those funds in the escrow account. Any other securities issued with respect to the shares, including securities issued with respect to stock splits, stock dividends, or similar rights, must also be deposited directly into the account. The deposited proceeds and any interest or dividends will be held for the sole benefit of the purchasers of the shares. The deposited proceeds may be invested as described under "Use of Proceeds." Interest or dividends earned on the funds, if any, will be held in the escrow account until the funds may be released. If funds held in the account are released to purchasers of the shares, the purchasers will receive interest or dividends earned, if any, on their funds. If the funds are released to us, we will receive any interest or dividends earned up to the date of release. The purchasers of the shares and any other voting securities held in the escrow account have the right to vote the shares held in their names, as provided by Florida law. None of the securities held in the escrow account or any interest related to the securities may be transferred or otherwise disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

        If any warrants, convertible securities or other derivative securities relating to securities are held in the escrow account, they may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the account.

        Upon request by the SEC or its staff, we will furnish them with the names and addresses of persons for whom securities are held in the escrow account.

REQUIRED FILING OF AMENDMENTS TO OUR REGISTRATION STATEMENT

        If, during any period in which offers or sales of the shares are being made, a significant acquisition becomes probable, we must file promptly an amendment to our registration statement with the SEC which will disclose the acquisition. During that period, a significant acquisition did not become probable

        When we sign an agreement for the acquisition of a business or assets that will constitute the business (or a line of business) and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, we must file an amendment to our registration statement with the SEC that:

                - discloses information required by the SEC, including our financial statements and the financial statements of the company acquired or to be acquired and pro forma financial information; and

                - discloses the results of the offering, the terms of the
                  offering and other requisite information.

REQUIRED TERMS OF THE OFFERING AND SATISFACTION OF CONDITIONS

        Within five business days after the effective date of the amendment(s) to our registration statement, we must send by first class mail or other equally prompt means, to each purchaser of our securities held in the escrow account, a copy of the prospectus contained in the amendment and any amendment or supplement to the prospectus. Each purchaser will have no fewer than 20 business days and no more than 45 business days from the effective date of the amendment to notify us in writing that the purchaser elects to remain an investor. We have chosen to limit the period to 20 days. If we do not receive the notification by the 20th business day following the effective date of the amendment, we will send the funds and interest or dividends, if any, held in the escrow account for the benefit of non-notifying purchasers to those purchasers within five business days. The acquisition meeting the foregoing criteria will be consummated if a sufficient number of purchasers confirm their investments. We have designated that number as the purchasers of at least 7,000 shares.

RELEASE OF FUNDS AND SECURITIES FROM THE ESCROW ACCOUNT

        Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

                - The escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the SEC when we sign an agreement as described above have been met; and

                - consummation of an acquisition(s) meeting the above
                  described requirements.

        If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

        We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the SEC.

        If a consummated acquisition meeting the criteria described above has not occurred not prior to March 28, 2003, funds held in the escrow account will be returned to the purchasers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 22, 2002 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities, and as to our common stock beneficially owned by our directors and officers and directors as a group:

---------------------       ----------------------        ----------
Name and address of         Amount of Shares              Percent of
Beneficial Owner (1)        Beneficially Owned (2)        Class (2)
---------------------       ----------------------        ----------
Gary Cella
5 Ridge Road
Cos Cob, CT 06807           1,500,000                     49.9%

Jonathan B. Reisman
6975 NW 62nd Terrace
Parkland, FL 33067          1,500,000                     49.9%

Officers and directors
as a Group (2 persons)      3,000,000                     99.8%
---------------------       ----------------------        ----------

                             CERTAIN TRANSACTIONS

In April 2001, we issued 1,500,000 shares of common stock each to Gary Cella and Jonathan B. Reisman for an aggregate of $200. The number of shares reflects a stock split which occurred in August 2001.

                         DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.00001 per share.

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights and the common stock is not subject to conversion or redemption.

Our directors and executive officers own all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws and , subject to the provisions of Rule 419, the approval of significant corporate transactions such as a merger or a sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

CONTROL-SHARE ACQUISITIONS

We may become subject to the control-share acquisition provisions of the Florida Business Corporation Act. Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer. The provisions may also discourage bids for our common stock at a premium over the market price.

TRANSFER AGENT

We do not intend to appoint a transfer agent for our common stock prior to the time, if any, as funds are released to us from the escrow account..

                       SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.

In general, under Rule 144 any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

        - 1% of the number of shares of our common stock then outstanding or

        - the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Shares may generally be sold by non-affiliates without restriction that were acquired from us at least two years prior to the proposed sale. Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one year holding period. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. It is the position of the Division of Corporation Finance of the SEC, however, that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company and that those securities can be resold only through a registered offering. The Division of Corporation Finance has further stated that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. Accordingly, we have verbally agreed to register all the shares held by Messrs. Cella and Reisman which are not presently being registered upon their request after funds are released to us from the escrow account. We will bear the cost of the registration.

                             SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus with respect to the common stock held by each selling stockholder:

------------------     ---------    ---------     ---------     --------------------
Name & Address of      Shares of    Number of     Shares of     Percentage of
Selling Stockholder    Common       Shares        Common        Outstanding Shares
                       Stock        Being         Stock to      of Common Stock to
                       Owned        Offered       be Owned      be Owned After the
                                                  After the     Offering (assuming
                                                  Offering      the sale of all
                                                                shares being offered
                                                                us and the selling
                                                                stockholders and the
                                                                consummation of the
                                                                transaction with
                                                                ADM Tronics)
------------------     ---------    ---------     ---------     --------------------

Gary Cella             1,500,000      100,000     1,400,000        44%
5 Ridge Road
Cos Cob, CT 06807

Jonathan B. Reisman    1,500,000      100,000     1,400,000        44%
6975 NW 62nd Terrace
Parkland, FL 33067
------------------     ---------    ---------     ---------     --------------------


Mr. Cella is our President, Treasurer and a Director. Mr. Reisman is our Secretary and a Director and is an affiliate of our legal counsel. Messrs. Cella and Reisman are also our founders. Except for those relationships, neither of them has had any position, office or other material relationship with us or any of our affiliates within the past three years.

                             PLAN OF DISTRIBUTION

Shares may be sold from time to time directly by the selling stockholders at an initial offering price of $2.00 per share. Alternatively, the selling stockholders may, from time to time, offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholders may sell the shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution. We will not receive any proceeds from shares sold by the selling stockholders. The selling stockholders intend to begin their offering shortly after funds are released to us from the escrow account. Prior to that time, 200,000 of their shares will be held in the escrow account. The selling stockholders intend to end their offering within six months after it begins.

                              LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject or, to our knowledge, any proceedings contemplated by governmental authorities.

                               INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which he actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Reisman & Associates, P.A. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement. Jonathan B. Reisman is the President and sole stockholder of that firm. Mr. Reisman, who owns approximately 50% of our outstanding shares, is also our co-founder and is our Secretary and a Director.

                                   EXPERTS

Our financial statements as of March 31, 2002 and for the period from April 18, 2001 to March 31, 2002 have been included in this prospectus in reliance upon the report of William A. Meyler, P.C. independent certified public accountant, appearing elsewhere in this prospectus, and upon his authority as an expert in accounting and auditing.

                            ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We do not intend to furnish our stockholders with annual reports containing audited financial statements.

                        REPORT OF INDEPENDENT AUDITOR

Board of Directors
New England Acquisitions, Inc.
Cos Cob, CT

We have audited the accompanying balance sheet of New England Acquisitions, Inc. (a Florida corporation in the development stage) as of March 31, 2002 and the related statement of net loss and stockholder's equity-deficit and cash flows for the period inception April 18, 2001 to March 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly in all material respects the financial position of New England Acquisitions, Inc. as of March 31, 2002 and the results of its operations and its cash flows for the period inception April 18, 2001 to March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note B of Notes to Financial Statement, the Company has had no operating activities. Management's plans, in regard to subsequent operating activities, are more fully described in Note B.

        /s/ William A. Meyler, P.C.
            -----------------------
            William A. Meyler, P.C.

                                Middletown, NJ
                                 May 3, 2002
                        NEW ENGLAND ACQUISITIONS, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                                BALANCE SHEET

March 31, 2002

CURRENT ASSETS
   Cash                                                $     100
                                                         -------
        Total Current Assets                                 100

OTHER ASSETS
   Restricted cash                                        15,000
                                                         -------
                                                        $ 15,100
                                                         =======
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued expenses                                     $  7,500
   Due to principal stockholders                          20,034
                                                         -------
        Total Current Liabilities                         27,534

STOCKHOLDERS' EQUITY
   Common stock authorized 150,000,000
     shares; $0.00001 par value; issued
     and outstanding 3,007,500 shares
     at March 31, 2002                                        30
   Additional contributed capital - deficit               (3,364)
   Deficit accumulated during Development Stage           (9,100)
                                                         -------
        Total Stockholders' Equity-Deficit               (12,434)
                                                         -------
                                                        $ 15,100
                                                         =======
See accompanying notes to financial statements.


                        NEW ENGLAND ACQUISITIONS, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENT OF STOCKHOLDERS' EQUITY
         For the Period April 18, 2001 (Inception) to March 31, 2002

<cption>

                                   Common Stock         Contributed       Accumulated
                               Number       Amount         Capital           Deficit          Total
                             ---------      ------      -----------       -----------       --------
Issuance of shares to
 officers and directors
 at $0.001 per share           200,000        $200               -                  -       $    200

Effect of 15 to 1
 stock split and
 change of par
 value to $0.00001
 per share                   2,800,000        (170)       $    170                  -              -

Sale of 7,500
 shares at $2.00
 per share                       7,500           -          15,000                  -         15,000

Cost of registration                 -           -         (18,534)                 -        (18,534)

Net loss for period                  -           -               -            $(9,100)        (9,100)
                             ---------      ------      -----------       -----------       --------
Balance
  March 31,
  2002                       3,007,500     $    30        $ (3,364)           $(9,100)      $(12,434)
                             =========      ======      ===========       ===========       ========

See accompanying notes to financial statements.


                        NEW ENGLAND ACQUISITIONS, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)


                            STATEMENT OF NET LOSS
         For the Period Inception (April 18, 2001) to March 31, 2002

GENERAL AND ADMINISTRATIVE EXPENSES
   Professional fees                             $     9,000
   Bank charges                                          100
                                                   ---------
                                                       9,100
                                                   ---------
   Net Loss For the Period                       $     9,100
                                                   =========
   Net Loss Per Share                            $    (0.003)
                                                   =========
 Weighted average number of common
       shares outstanding                          3,003,934

                                                   =========
See accompanying notes to financial statements.


                        NEW ENGLAND ACQUISITIONS, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENT OF CASH FLOWS
         For the Period April 18, 2001 (Inception) to March 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss for period                                     $  (9,100)
   Adjustments to reconcile net loss to
      Net cash provided by (used in)
      operating activities
   Accrued expenses                                            7,500
   Due to principal stockholders                              20,034
                                                             -------
        Net Cash Provided by Operating Activities             18,434

CASH FLOWS FROM FINANCING ACTIVITIES

  Sales of common stock                                       15,200
  Cost of registering securities                             (18,534)
                                                             -------
        Net Cash Provided by Financing Activities             (3,334)

        Net Increase in Cash                                  15,100

CASH AT BEGINNING OF PERIOD                                        -

CASH AT END OF PERIOD                                      $  15,100
                                                             =======
SUPPLEMENTAL CASH FLOW INFORMATION:

        None


See accompanying notes to financial statements.

                        NEW ENGLAND ACQUISITIONS, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                        NOTES TO FINANCIAL STATEMENTS
                                March 31, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION

        New England Acquisitions, Inc. (the Company), a development stage enterprise, was organized under the laws of the State of Florida on April 18, 2001. The Company's sole purpose for organizing is to engage in a merger or acquisition with an unidentifiable company or other entities or persons.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NOTE B - GOING CONCERN

        The Company was incorporated on April 18, 2001 and to date has had no operating activities and no significant capital contributions. In December 2002, the Company sold 7,500 shares of its common stock at $2.00 per share which were registered under the Securities Act of 1933. In March 2002, the Company entered into an Assets and Rights Purchase Agreement (the Agreement) which, if consummated, would allow the Company to market and sell three different proprietary medical products. The Agreement is contingent upon, among other things, the filing and effectiveness of a post-effective amendment to its registration statement with the Securities and Exchange Commission and the confirmation of their investment by the holders of not less than 7,000 of the shares that were sold at $2.00 per share. The Company plans to obtain $150,000 to fund its initial marketing and sales activities through the private sale of its common stock. It is anticipated that such proceeds will enable the Company to commence operations. There is no assurance, however, that the Company will be successful in its efforts to complete a private placement or that the proceeds of a successful private placement will be sufficient to fund the operations of the Company.

NOTE C - RELATED PARTY TRANSACTIONS

        The principal stockholders of the Company have borne on behalf of the Company all of the costs related to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission and subsequent quarterly compliance filings. The total amount was $20,034 at March 31, 2002. The principal stockholders have agreed to defer the payment to them by the Company of that amount until the Company becomes a going concern.

NOTE D - INCOME TAXES

        The Company has adopted Financial Accounting Standard Statement No. 109 (FASB No. 109). Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At March 31, 2002, the differences resulted in a deferred tax asset of approximately $1,365. FASB No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Accordingly, the company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at March 31, 2002.

        The Company's net operating loss carry forward amounted to approximately $9,100 at March 31, 2002.

NOTE E - COMMON STOCK

        In December 2001, the Company sold 7,500 shares of its common stock at $2.00 per share under its registration statement on Form SB-2 filed with the Securities and Exchange Commission. The proceeds and any interest or dividends are being held in an escrow account for the sole benefit of the purchasers of the shares. The Company is preparing and intends to shortly file a post-effective amendment to its registration statement which will describe, among other things, the Agreement referred to in Note F of Notes to financial Statements. Within five business days after the effective date of the amendment, the Company will send to each purchaser of securities held in escrow, a copy of the prospectus. Each purchaser will have no fewer than 20 business days from the effective date of the amendment to notify the Company in writing that the purchaser elects to remain an investor. The acquisition will be consummated if the holders of at least 7,000 shares confirm their investments. If the acquisition is consummated, funds held in escrow for the benefit of the confirming investors will be released to the Company and any remaining funds will be returned to the other purchasers.

NOTE F - COMMITMENTS AND CONTINGENCIES

        On March 21, 2002, the Company entered into an Asset and Rights Purchase Agreement with ADM Tronics Unlimited, Inc. to acquire the rights to market and sell three different proprietary medical products. (See Note E of Notes to Financial Statements). If the Agreement is consummated, the Company will issue to ADM Tronics 150,375 shares of the Company's common stock and pay ADM Tronics a royalty of 6% of gross sales of the products, less discounts, returns and allowances. The Company will also pay consulting fees and related expenses for any time expended by ADM Tronics' employees for any services related to the products other than manufacturing activities, to be mutually agreed upon in advance of any of the services. In order to maintain exclusivity with respect to the medical products, the Company will be required to pay certain minimum royalties to ADM Tronics. The Company must also pay $25,000 to ADM Tronics in advance of the initiation of production of one of the products for ADM Tronics' expenses and establishment of regulatory support and processes for distribution. If the Company does not make the payment within one year from the consummation of the transaction with ADM Tronics, the Company will lose the exclusive rights to the product.

        No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by New England Acquisitions, Inc. Neither the delivery of this prospectus nor any sale made will, under any circumstances, create any implication that there has been no change in the affairs of New England Acquisitions, Inc. since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

-----------------------

                         TABLE OF CONTENTS
                                                              page
PROSPECTUS SUMMARY                                               3
RISK  FACTORS                                                    4
FORWARD-LOOKING STATEMENTS                                       6
USE OF PROCEEDS                                                  6
DIVIDEND POLICY                                                  7
MANAGEMENT'S PLAN OF OPERATION                                   7
PROPOSED BUSINESS                                                7
MANAGEMENT                                                      13
PROVISIONS OF RULE 419 UNDER THE SECURITIES ACT OF 1933         14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
    MANAGEMENT                                                  16
CERTAIN TRANSACTIONS                                            16
DESCRIPTION OF COMMON STOCK                                     17
SHARES ELIGIBLE FOR FUTURE SALE                                 17
SELLING STOCKHOLDERS                                            18
PLANS OF DISTRIBUTION                                           19
LEGAL PROCEEDINGS                                               19
INDEMNIFICATION                                                 19
LEGAL MATTERS                                                   20
EXPERTS                                                         20
ADDITIONAL INFORMATION                                          20
REPORT OF INDEPENDENT AUDITOR                                   21

                        NEW ENGLAND ACQUISITIONS, INC.

                                 COMMON STOCK
                           ------------------------

                                  PROSPECTUS
                           ------------------------

                              ___________, 2002


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses incurred by the Registrant in connection with its initial public offering and the offer and sale by the selling stockholders are as follows. All amounts other than the SEC registration fee are estimates.

SEC registration fee                                    $    108
Printing and engraving                                  $    500
Legal fees and expenses                                 $ 10,000
Accounting and auditing fees and expenses               $  2,000
Blue sky fees and expenses                              $    500
Transfer agent fees                                     $  1,500
Escrow fee                                              $    350
Miscellaneous                                           $  3,542

Total.............................................      $ 18,500

ITEM 25.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

        (1) In April 2001, the Registrant issued 1,500,000 shares of common stock, as adjusted for a subsequent stock split, each to Gary Cella and Jonathan B. Reisman for an aggregate of $200.

        (2)     There were no principal underwriters.

        (3) The aggregate consideration for the securities referred to in subparagraph was $200.

        (4) The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.

ITEM 27.  EXHIBITS.

 3.01(a)   Articles of Incorporation.*

 3.01(b)   Form of Articles of Amendment to Articles of Incorporation.**

 3.03      Bylaws.*

 4.01      Form of Specimen Stock Certificate for the Registrant's Common
           Stock.**

 5.01 Opinion of Reisman & Associates, P.A. regarding legality of securities being registered.***

10.01 Escrow Agreement of August 3, 2001 between the Registrant and Patriot National Bank.**

10.02 Asset and Rights Purchase Agreement of March 21, 2002, by and between ADM Tronics Unlimited, Inc. and the Registrant.****

23.01      Consent of Reisman & Associates, P.A. (included in Exhibit 5.01).***

23.02      Consent of William A. Meyler.****
__________________________________
*       Filed as part of registration statement on Form SB-2.
**      Filed as part of Amendment No. 1 to registration statement on Form SB-2.
***     Filed as part of Amendment No. 2 to registration statement on Form SB-2.
****    Filed herewith.

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

        (iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cos Cob, State of Connecticut, on the seventh day of May, 2002.

New England Acquisitions, Inc.

By: /s/ Gary Cella
        ----------
        Gary Cella, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                       Title                          Date
---------------------------         ------------------------       ------------
   By:  /s/ Gary Cella              Chief Executive Officer,       May 9, 2002
            ----------              Principal Financial Officer,
            Gary Cella              Director


   By:  /s/ Jonathan B. Reisman     Director                       May 9, 2002
            -------------------
            Jonathan B. Reisman

================================================================================

 3.01(a)        Articles of Incorporation.*

 3.01(b)        Form of Articles of Amendment to Articles of Incorporation.**

 3.03           Bylaws.*

 4.01           Form of Specimen Stock Certificate for the Registrant's Common
                Stock. **

 5.01 Opinion of Reisman & Associates, P.A. regarding legality of securities being registered. ***

10.01 Escrow Agreement of August 3, 2001 between the Registrant and Patriot National Bank.**

10.02 Asset and Rights Purchase Agreement of March 21, 2002, by and between ADM Tronics Unlimited, Inc. and the Registrant.****

23.01           Consent of Reisman & Associates, P.A. (included in Exhibit
                5.01).***

23.02           Consent of William A. Meyler.****
__________________________________
*       Filed as part of registration statement on Form SB-2.
**      Filed as part of Amendment No. 1 to registration statement on Form SB-2.
***     Filed as part of Amendment No. 2 to registration statement on Form SB-2.
****    Filed herewith.


================================================================================